FOR IMMEDIATE RELEASE

CONTACT: Chris D. Sammons

Vice President, Investor Relations &

Corporate Communications

Tel. 225.932.2500

SHAW ANNOUNCES GUIDANCE FOR FISCAL YEAR 2007
EARNINGS PER DILUTED SHARE AND OPERATING CASH FLOW

Shaw Revises Fourth Quarter Fiscal 2006 Estimates to Reflect Additional Costs on Clean Fuels Project

Baton Rouge, Louisiana, October 4, 2006 — The Shaw Group Inc. (NYSE: SGR) today announced that the Company’s guidance for estimated earnings per diluted share (EPS) is a range of $1.30 to $1.60 for its upcoming fiscal year ending August 31, 2007. The Company’s guidance for estimated operating cash flow for fiscal 2007 is a range of $300 million to $350 million. The guidance reflects the estimated effect of the inclusion in Shaw’s consolidated financial statements of the planned acquisition of a 20% interest in Westinghouse Electric Company, including $1.08 billion of borrowings for the acquisition announced earlier this morning.

The Company also announced that its earnings for the fourth quarter ended August 31, 2006, will reflect a charge related to additional cost overruns on a domestic clean fuels project. These cost overruns are attributable to escalation in costs due to the impacts of Hurricanes Katrina and Rita, as well as delays and costs attributable to others. Certain of these cost overruns may be recoverable through claims against others, including unapproved change orders, force majeure, and other legal causes of action. The Company now expects to report approximately $0.15 to $0.18 per diluted share from continuing operations. Shaw estimates that its operating cash flow for the fourth quarter will be approximately $150 million. In addition, Shaw expects to report a record backlog, exceeding $9 billion as of August 31, 2006.

Shaw will host a conference call with securities analysts to discuss the company’s guidance for fiscal 2007, its revised estimates for Fourth Quarter fiscal 2006, and other business matters, today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). A live internet webcast of the conference call will be available on the Investor Relations page of The Shaw Group’s web site at www.shawgrp.com. A replay of the conference call will be available on Shaw web site or by dialing (800) 633-8284 and using the access code: 21305981.

The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, technology, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure and emergency response markets. Headquartered in Baton Rouge, Louisiana, with over $4 billion in annual revenues, Shaw employs approximately 22,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s website at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s web-site under the heading “Forward-Looking Statements”. These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

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